Exhibit 5.1

March 3, 2022

Diamondback Energy, Inc.

500 West Texas Ave

Suite 1200

Midland, Texas 79701

Re:           Diamondback Energy, Inc.

Post-Effective Amendment No. 1 to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Diamondback Energy, Inc., a Delaware corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-3ASR (File No. 333-234764), as amended by Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) (as so amended, the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), by the Company of an indeterminate aggregate amount of securities consisting of (a) the Company’s debt securities in one or more series (the “Diamondback Debt Securities”) and (b) the guarantee (the “Guarantee”) of the Diamondback Debt Securities by Diamondback E&P LLC, a Delaware limited liability company (the “Guarantor” and, together with the Company, the “Obligors”) (the Diamondback Debt Securities, together with (if such Diamondback Debt Securities have been guaranteed by the Guarantor) the related Guarantee of the Guarantor, being referred to herein as the “Debt Securities”), or any combination of the foregoing, each on the terms to be determined at the time of each offering. The Guarantor has been added to the Registration Statement as the Company’s co-registrant pursuant to the Post-Effective Amendment. This opinion is being furnished at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act including with respect to the validity of any Guarantees by the Guarantor of Diamondback Debt Securities that may be offered pursuant to the Registration Statement.

Diamondback Energy, Inc.

March 3, 2022

We have examined originals or certified copies of (i) that certain Indenture, dated as of December 5, 2019 (the “Original Indenture”), entered into by the Company, Diamondback O&G LLC (the “Original Guarantor”) and Wells Fargo Bank, National Association (the “Trustee”), filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 5, 2019, as supplemented by the First Supplemental Indenture, dated as of December 5, 2019, among the Company, the Original Guarantor and the Trustee (including the forms of debt securities issued thereunder), filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K on December 5, 2019, the Second Supplemental Indenture, dated as of May 26, 2020, among the Company, the Original Guarantor and the Trustee (including the form of debt securities issued thereunder), filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K on May 26, 2020, the Third Supplemental Indenture, dated as of March 24, 2021, among the Company, the Original Guarantor and the Trustee (including the forms of debt securities issued thereunder), filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K on March 24, 2021 and the Fourth Supplemental Indenture, dated as of June 30, 2021 (the “Fourth Supplemental Indenture”; and the Original Indenture, as supplemented by the Fourth Supplemental Indenture, the “Indenture”), among the Guarantor as successor by merger to the Original Guarantor, the Company and the Trustee, filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-K on August 5, 2021, and (ii) such corporate or limited liability company records of the Company and the Guarantor and other certificates and documents of officials of the Company and the Guarantor and public officials and others as we have deemed appropriate for purposes of this letter. The form and terms (including any Guarantees) of any future series of Diamondback Debt Securities issued under such Indenture shall be established by resolutions of the Board of Directors of the Company or any duly authorized committee thereof (the “Board”) and set forth in an officers’ certificate or in a supplemental indenture to such Indenture (each, a “Supplemental Indenture”). We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies. We have also assumed the existence and entity power of each party to any document referred to herein other than the Company and the Guarantor. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company and the Guarantor, all of which we assume to be true, correct and complete.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that when (i) the Company and, if Diamondback Debt Securities are guaranteed by a Guarantee, the Guarantor have taken all necessary action to establish the form and terms of such Debt Securities and to authorize and approve the issuance of such Debt Securities, the terms of the offering thereof and related matters, (ii) the Indenture and any officers’ certificate or Supplemental Indenture thereto relating to such Debt Securities have been duly authorized, executed and delivered by the parties thereto (including, if such Diamondback Debt Securities are guaranteed by a Guarantee, the Guarantor) with the terms of such Debt Securities and, if such Diamondback Debt Securities are guaranteed by a Guarantee, such Guarantee having been set forth in such Indenture or such Supplemental Indenture or officers’ certificate delivered pursuant thereto, (iii) the Trustee under the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of, and in the form established by, the Indenture and the applicable resolutions of the Board or Supplemental Indenture or officers’ certificate relating to such Debt Securities and the applicable definitive purchase, underwriting or similar agreement, then such Debt Securities (x) will have been duly authorized by all necessary corporate or limited liability company action on the part of the Company and, if such Diamondback Debt Securities are guaranteed by a Guarantee, the Guarantor and (y) will be valid and binding obligations of each such Obligor, enforceable against such Obligor in accordance with their terms.

Diamondback Energy, Inc.

March 3, 2022

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

(A)	We have assumed that as to any offering and sale of Debt Securities: (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and the Indenture will have been qualified under the TIA and such effectiveness or qualification shall not have been terminated or rescinded; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing such Debt Securities; (iii) such Debt Securities will have been issued and sold in compliance with applicable United States federal and state securities Laws (hereinafter defined) and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to the issuance and sale by the Company of such Debt Securities (and, if such Diamondback Debt Securities are guaranteed by a Guarantee, the Guarantor) will have been duly authorized, executed and delivered by the Company or the Obligors as applicable, and the other parties thereto; (v) at the time of the issuance of such Debt Securities, the Company and, if such Diamondback Debt Securities are guaranteed by a Guarantee, the Guarantor (a) will have been validly existing and duly qualified and in good standing under the laws of its jurisdiction of incorporation, formation or organization and (b) will have had the necessary corporate or limited liability company power and due authorization, and the organizational or charter documents of the Company and, if such Diamondback Debt Securities are guaranteed by a Guarantee, the Guarantor, will have been in full force and effect and will not have been amended, restated, supplemented or otherwise altered, and there will have been no authorization of any such amendment, restatement, supplement or other alteration since the date hereof; (vi) the terms of such Debt Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, the certificate of incorporation and bylaws or other organizational documents of the Company and, if such Diamondback Debt Securities are guaranteed by a Guarantee, the Guarantor, and the terms of such Debt Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, any applicable law, regulation or administrative order or any agreement or instrument binding upon each such Obligor and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body (including any securities exchange on which such Obligor’s securities are listed for trading) having jurisdiction over each such Obligor and in conformity with the Indenture, any applicable Supplemental Indenture or officers’ certificate and the applicable resolutions of the Board relating to such Debt Securities; (vii) the officers’ certificate or Supplemental Indenture to the Indenture establishing any terms different from those in the Indenture shall not include any provision that is unenforceable against the Company; (viii) if such Diamondback Debt Securities are guaranteed by a Guarantee, the officers’ certificate or Supplemental Indenture to the Indenture establishing any terms different from those in the Indenture shall not include any provision that is unenforceable against the Guarantor; and (ix) the Indenture, as supplemented by the applicable Supplemental Indenture or officers’ certificate, will constitute the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms.

Diamondback Energy, Inc.

March 3, 2022

(B)	We express no opinion as to any laws of any jurisdiction other than the following published constitutions, treaties, laws, statutes, rules or regulations or judicial or administrative decisions (“Laws”): (i) the federal Laws of the United States; (ii) the Limited Liability Company Act of the State of Delaware; (iii) the General Corporation Law of the State of Delaware; and (iv) the Laws of the State of New York.

(C)	The matters expressed in this letter are subject to and qualified and limited by: (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

(D)	This letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in Law, a change in any fact relating to the Company or any other person or entity or any other circumstance.

Diamondback Energy, Inc.

March 3, 2022

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Diamondback Energy, Inc.

March 3, 2022

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ AKIN GUMP STRAUSS HAUER & FELD LLP

AKIN GUMP STRAUSS HAUER & FELD LLP